Exhibit 99.1

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Willow Grove Bancorp, Inc.

Annual Meeting of Shareholders

North Hills Country Club, North Hills, PA

November 9, 2005

Forward Looking Statements

The information contained in this presentation may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Grove Bancorp, Inc. management’s intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Willow Grove Bancorp and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Uncertainties regarding the integration of Chester Valley’s operations and the anticipated cost savings, among other factors, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements. Other factors that may affect the Company’s future operations are discussed in the documents filed by Willow Grove Bancorp with the Securities and Exchange Commission (“SEC”) from time to time, including the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2005. Additional factors that may cause the results referenced in forward-looking statements to differ from actual results include general economic conditions and the interest rate yield curve, changes in deposit flows, changes in credit quality and legislative and regulatory changes, among other things. Copies of these documents may be obtained from Willow Grove Bancorp upon request without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. Willow Grove Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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Fiscal Year Ending June 30, 2005

•                  Net income: $6.7 million, up 10%

•                  Assets: $958.9 million, up 4%

•                  Return on Assets:  0.70%, down 5.5%

•                  Return on Tangible Equity:  6.28%, up 12.9%

•                  Announced Acquisition of Chester Valley Bancorp Inc.

The results are prior to the combination of Willow Grove Bancorp, Inc. and Chester Valley Bancorp Inc.

Acquisition of Chester Valley Bancorp Inc.

•                  Announced January 21, 2005

•                  Closed August 31, 2005 – First Quarter of Fiscal Year 2006

•                  Rationale:

•                  Creates a super community bank with a combined retail and commercial franchise operating in some of the most affluent and expanding counties in Southeastern Pennsylvania

•                  Ability to cross sell an expanded product set to a larger geographic footprint of affluent customers

•                  Cost saving expected to drive accretion in first year

•                  Deep and talented combined management team

Historical Share Price for 2005

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*BIX = S&P Banking Index

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Willow Grove Bancorp, Inc.

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Two Great Community Banks One Great Customer Experience

Seasoned Management Team

Name	Function	Age	Years in Financial Services	Prior Institutions
Donna M. Coughey	President & CEO	54	33	Mellon, Marine Midland

Joseph T. Crowley, CPA	CFO	42	20	Crusader, Applied Card, KPMG

Ammon J. Baus	Chief Credit Officer	55	34	Fleet, PNC, First Fidelity

G. Richard Bertolet	Chief Lending and Sales Officer	57	36	Mellon, Girard

John T. Powers	Regional President – Willow Grove Bank	54	37	Sun East, Western Savings Bank

Colin N. Maropis	Regional President – First Financial Bank	52	28	Sun Life of Canada

Community Involvement

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Willow Grove Bancorp, Inc

Community Bank Roots, Commercial Bank Sophistication

•                  Extensive commercial lending capabilities

•                  C&I Lending

•                  Real Estate Lending

•                  Cash Management

•                  Branch-based Small Business Banking

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•                  Trust & Investment Management

•                  Financial Planning

•                  Brokerage

•                  Private Banking

•                  Investment Advisory Services

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•                  Consumer Banking

•                  27 branches

•                  Free Checking & ATMs

•                  Consumer & Mortgage Lending

•                  Free Coin machines

•                  Extended banking hours

•                  Online Banking & Bill Pay

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The New Combined Franchise

A $1.6 billion company with 27 existing branch offices in Montgomery, Chester, Bucks and Philadelphia counties

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Financial Review

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Loan Portfolio Diversification

Pre-Acquisition*	Post-Acquisition

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*Does not include Chester Valley

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Enhanced Deposit Portfolio

Pre-Acquisition*	Post-Acquisition

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*Does not include Chester Valley

Growth in Assets and Loans

(Dollars in millions)

Assets	Loans Receivable, Net

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Growth includes Chester Valley for September 2005

Net Income

Net Income

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*Note: September 2005 figures for net income represent first quarter results, adjusted for special non recurring charges and the operating results of Chester Valley Bancorp for only one month.

Margin and Interest Spread

Margin	Interest Spread

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Willow Grove Bancorp Integration Progress

•                  Completed first phase of restructure of balance sheet

•                  System conversion

•                  On target for November 11, 2005

•                  Consolidated back office operations – first calendar quarter 2006

•                  Cost savings

•                  Achieving projected efficiencies

•                  Corporate governance – 404 compliance

•                  Satisfactory report for June 2005 fiscal year

Key Drivers to Enhance Shareholder Value

•                  Our Goal – Maximize Shareholder Value

•                  Continue restructure of balance sheet

•                  Key Drivers:

•                  Growth of core deposits

•                  Expansion of commercial lending

•                  Maintain asset quality

•                  Maximize fee income

•                  Control expenses

Your Questions

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